                                                                       Exhibit 5



                                                   October 13, 1997



USA Technologies, Inc.
200 Plant Avenue
Wayne, PA 19087
Attn:  Mr. George R. Jensen, Jr., President

           Re:      USA Technologies, Inc. -
                    Registration Statement on Form S-8
                    ----------------------------------

Dear Mr. Jensen:

                  We have acted as counsel to USA Technologies, Inc., a Pennsylvania corporation (the "Company"), in connection with a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). The Registration Statement covers 40,000 shares of Common Stock of the Company issuable to Michael Cardascia pursuant to Consulting Agreement between the Company and Michael Cardascia dated September 12, 1997 (the "Consulting Agreement").

                  In rendering this opinion, we have examined (i) the Articles of Incorporation, as amended, and By-laws of the Company; (ii) the resolutions of the Board of Directors evidencing the corporate proceedings taken by the Company to authorize the issuance of the Common Stock pursuant to the Registration Statement; (iii) the Registration Statement (including all exhibits thereto); (iv) The Consulting Agreement; and (v) such other documents as we have deemed appropriate or necessary as a basis for the opinion hereinafter expressed.

                  In rendering the opinion expressed below, we assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

                  Based upon and subject to the foregoing, and such legal considerations as we deem relevant, we are of the opinion that, when sold as contemplated by the Registration Statement and the

USA Technologies, Inc.
October 13, 1997
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Consulting Agreement, the Common Stock will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                     Sincerely,

                                                     LURIO & ASSOCIATES